Exhibit 5.1
January 31, 2011
Vanda Pharmaceuticals Inc.
9605 Medical Center Drive, Suite 300
Rockville, MD 20850
Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is furnished to Vanda Pharmaceuticals Inc. (the “Company”), in connection with the filing with the Securities and Exchange Commission on January 31, 2011 of a registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, relates to the registration of the offering by the Company from time to time of (a) shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company, (b) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”) of the Company, (c) one or more series of the debt securities of the Company (the “Debt Securities”), which may be either senior securities or subordinated securities and which may be convertible into or exchangeable for shares of the Common Stock or Preferred Stock or (d) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”).
     The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Common Stock, the Preferred Stock, the Debt Securities and the Warrants being registered is $50,000,000.
     The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”).
     In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
     Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:
     1. When the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation,

and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if issued upon the conversion, exchange or exercise of Debt Securities or Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Indenture or Warrant, such shares of Common Stock will be validly issued, fully paid and nonassessable.
     2. When the issuance and the terms of the sale of the shares of Preferred Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation; an appropriate certificate or certificates of designation relating to a series of the Preferred Stock to be sold under the Registration Statement has or have been duly authorized and adopted and filed with the Secretary of State of Delaware; the terms of issuance and sale of shares of such series of Preferred Stock have been duly established in conformity with the Company’s certificate of incorporation and by-laws so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if issued upon the conversion, exchange or exercise of any Debt Securities or Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Indenture or Warrant, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.
     3. When the issuance and the terms of the sale of the Debt Securities have been duly authorized by the board of directors of the Company and duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and the Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and in the manner provided for in the applicable Indenture against payment of the purchase price therefor, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.
     4. When the issuance and the terms of the sale of the Warrants have been duly authorized by the board of directors of the Company; the terms of the Warrants and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and the Warrants have been duly executed and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the laws of the State of New York and the laws of the Commonwealth of Massachusetts.

     In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby and such Securities will have been issued and/or sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities issued by the Company will be duly authorized by all necessary corporate action by the Company and any Indenture, any applicable supplemental indenture thereto, and other agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company will have reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement.
     The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. Our opinions expressed herein are also subject to the qualification that no term or provision shall be included in any Indenture, any Warrant or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinions.
     We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement, and in any amendment or supplement thereto.

Very truly yours,
/s/ Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP